Exhibit 10

FORM OF AMENDED AND RESTATED

DEFERRED ISSUANCE STOCK AGREEMENT

This Amended and Restated Deferred Issuance Stock Agreement is entered into this                        day of                             , 2008 between                                        (the “Employee”) and Level 3 Communications, Inc., a Delaware corporation (the “Company”).

Reference is hereby made to the Deferred Issuance Stock Agreement dated                            between Employee and Company (the “Deferred Issuance Agreement”).

The Employee and the Company agree that the Deferred Issuance Agreement is hereby amended and restated in its entirety to be in the form of the Amended Master Deferred Issuance Stock Agreement (along with the Exhibits thereto, the “Amended Master Agreement”) between the Employee and the Company that is in effect on the date hereof.

The Employee and the Company further agree that the Company’s obligation to issue the Deferred Shares as set forth in the Deferred Issuance Agreement shall be deemed to be set forth in a Deferred Issuance Stock Award Letter issued pursuant to the Amended Master Agreement; provided, that there shall be no modification to the date of the award to the Employee under the Deferred Issuance Agreement, the number of Deferred Shares to be issued to the Employee under the Deferred Issuance Agreement and Issuance Date under the Deferred Issuance Agreement.

IN WITNESS WHEREOF,  this Agreement is entered into by the Employee and by the Company as of the date first above written.

LEVEL 3 COMMUNICATIONS, INC.

By:
Title:

EMPLOYEE

Name: